INVESTMENT ADVISORY AGREEMENT (SCHEDULE A):

WisdomTree CBOE S&P 500 PutWrite Strategy Fund

   Registrant incorporates by reference EX-99.(D)(4) of Form 485BPOS, dated and filed on April 4, 2016.
   (SEC Accession No. 0001193125-16-529560)

WisdomTree Managed Futures Strategy Fund

   Registrant incorporates by reference Form 497, dated and filed on June 30, 2016.
   (SEC Accession No. 0001193125-16-637890)



SUB-ADVISORY AGREEMENT (APPENDIX A):

WisdomTree CBOE S&P 500 PutWrite Strategy Fund

   Registrant incorporates by reference EX-99.(D)(8) of Form 485BPOS, dated and filed on April 4, 2016.
   (SEC Accession No. 0001193125-16-529560)